UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 4, 2018

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-19599	57-0425114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Frederick Street, Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 298-9800

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.02 Results of Operations and Financial Condition; and

Item 7.01 Regulation FD Disclosure.

On May 10, 2018, World Acceptance Corporation ("WRLD") issued a press release announcing financial information for its fourth quarter and year ended March 31, 2018.  The press release is attached as Exhibit 99.1 to this Form 8-K and is furnished to, but not filed with, the Commission.

On May 10, 2018, World Acceptance Corporation senior management held a conference call to discuss the results of its fourth quarter and year ended March 31, 2018.  Prepared remarks for the conference call by the Interim President and Chief Executive Officer of WRLD is attached hereto as Exhibit 99.2 to this Form 8-K and is furnished to, but not filed with, the Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2018, James R. Gilreath resigned from WRLD’S Board of Directors (the “Board”), including from his position as Chair of the Nominating and Corporate Governance Committee, effective the same day.  The resignation follows Mr. Gilreath’s April 30, 2018 conversation with the Chairman of the Board regarding the sense of the remaining directors that Mr. Gilreath should not be nominated for re-election to the Board at WRLD’s 2018 Annual Meeting of Shareholders.  Mr. Gilreath’s resignation was not due to any disagreement relating to WRLD’s operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit
	99.1	Press release issued May 10, 2018
	99.2	Prepared remarks by Interim President and Chief Executive Officer for the May 10, 2018 conference call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION
(Registrant)

Date:	May 10, 2018	By:	/s/ John Calmes
John Calmes
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated May 10, 2018
99.2	Prepared remarks by Interim President and Chief Executive Officer for the May 10, 2018 conference call